Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form F-1 of NXP Semiconductors N.V. of our report dated March 4, 2011 relating to the financial statements of Trident Microsystems, Inc., which appears in Exhibit 15.1 to NXP Semiconductors N.V.’s Annual Report on Form 20-F for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 26, 2011